JPMORGAN DIVERSIFIED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/06/01	Alamosa Holdings, Inc.

Shares            Price         Amount
2,850		  $14.75	$42,038.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.81        N/A	0.06%	             1.74%

Broker
Salomon Smith Barney, Inc.

Underwriters of Alamosa Holdings, Inc.

Underwriters     	                Number of Shares
Salomon Smith Barney, Inc. 		    1,536,000
J.P. Morgan Securities, Inc.                1,188,000
Merrill Lynch, Pierce, Fenner & Smith, Inc. 1,188,000
Bear, Stearns & Co., Inc.          	      222,000
William Blair & Co., LLC                      222,000
First Union Securities, Inc.                  222,000
Goldman, Sachs & Co.                          222,000
Total     			            4,800,000




JPMORGAN DIVERSIFIED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/14/01	Weight Watchers International, Inc.

Shares            Price         Amount
3,200		  $24.00	$76,800.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.26	    N/A	         .02%		  0.53%

Broker
First Boston Brokerage

Underwriters of Weight Watchers International, Inc.

Underwriters     	              Number of Shares
Credit Suisse First Boston Corp. 	      3,809,750
Goldman, Sachs & Co.     		      3,809,750
Merrill Lynch, Pierce, Fenner & Smith, Inc.   2,643,500
Salomon Smith Barney, Inc.                    2,643,500
UBS Warburg LLC                               2,643,500
ABN AMRO Rothschild LLC                         100,000
Banc of America Securities LLC                  100,000
Bear, Stearns & Co., Inc.                       100,000
Deutsche Banc-Alex Brown, Inc.                  100,000
A.G. Edwards & Sons, Inc.                       100,000
Invemed Associates LLC                          100,000
Lehman Brothers, Inc.                           100,000
J.P. Morgan Securities, Inc.                    100,000
Prudential Securities, Inc.                     100,000
RBC Dain Rauscher, Inc.                         100,000
Scotia Capital (USA), Inc.                      100,000
U.S. Bancorp Piper Jaffray, Inc.                100,000
Robert W. Baird & Co., Inc                       50,000
Davenport & Co., LLC                             50,000
Gruntal & Co., LLC                               50,000
Janney Montgomery Scott LLC                      50,000
Johnston, Lemon & Co., Inc.                      50,000
Edward D. Jones & Co., LP                        50,000
C.L. King & Associates, Inc.                     50,000
Legg Mason Wood Walker, Inc.                     50,000
Parker/Hunter, Inc.                              50,000
Raymond James & Associates, Inc.                 50,000
Sanders Morris Harris                            50,000
SunTrust Capital Markets, Inc.                   50,000
The Williams Capital Group LP                    50,000
Total	                                     17,400,000




JPMORGAN DIVERSIFIED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/12/01	AMN Healthcare Services, Inc.

Shares            Price         Amount
4,850	 	  $17.00	$82,450.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.19        N/A	0.05%	           1.40%

Broker
MAM Securities, LLC

Underwriters of AMN Healthcare Services, Inc.

Underwriters                          Number of Shares
Banc of America Securities LLC	            3,600,000
UBS Warburg LLC   		            2,200,000
J.P. Morgan Securities, Inc.                2,200,000
Bear, Stearns & Co., Inc.      	   	      145,000
Credit Suisse First Boston Corp.              145,000
Deutsche Banc-Alex Brown, Inc.     	      145,000
Lehman Brothers, Inc.     		      145,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.   145,000
Morgan Stanley & Co., Inc.     		      145,000
Salomon Smith Barney, Inc.     		      145,000
U.S. Bancorp Piper Jaffray, Inc.              145,000
Advest, Inc.       		               70,000
Robert W. Baird & Co.       	               70,000
William Blair & Co., LLC   	               70,000
Buckingham Research Group     		       70,000
First Southwest Co.      		       70,000
Gerard Klauer Mattison & Co.     	       70,000
Jeffries & Co., Inc.        		       70,000
Legg Mason Wood Walker, Inc. 	               70,000
Morgan Keegan & Co., Inc.                      70,000
Raymond James & Associates, Inc.               70,000
SunTrust Robinson Humphrey     	               70,000
Wells Fargo Van Kasper  70,000
Total		  		10,000,000



JPMORGAN DIVERSIFIED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/28/01	Educational Management Corp.

Shares            Price         Amount
960      	  $32.50	$31,200.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.63       N/A	        0.02%		    0.61%

Broker
First Boston Brokerage

Underwriters of Educational Management Corp.

Underwriters     	          Number of Shares
J.P. Morgan Securities, Inc.   		1,935,000
Credit Suisse First Boston Corp.	1,290,000
Thomas Weisel Partners LLC	          774,000
First Analysis Securities Corp.		  301,000
SunTrust Capital Markets, Inc.	          100,000
Barrington Research Associates, Inc.       50,000
Legg Mason Wood Walker, Inc.		   50,000
Total   		                4,500,000




JPMORGAN DIVERSIFIED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/19/01	MetLife, Inc. 5.25% due
		12/01/06

Shares            Price         Amount
390,000		  $99.66	$388,674.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.35       N/A		0.05%	             0.50%

Broker
Bank of America Securities LLC

Underwriters of MetLife, Inc. 5.25% due
12/01/06

Underwriters                           Number of Shares
Banc of America Securities LLC		   175,003,000
Lehman Brothers, Inc. 			   175,003,000
Banc One Capital Markets, Inc.              16,666,000
Bank of New York Capital Markets, Inc.	    16,666,000
Credit Suisse First Boston Corp.	    16,666,000
Goldman Sachs & Co.                         16,666,000
J.P. Morgan Securities, Inc. 		    16,666,000
Salomon Smith Barney, Inc.		    16,666,000
UBS Warburg LLC				    16,666,000
Wachovia Securities, Inc.		    16,666,000
Williams Capital Group LP 		    16,666,000
Total     			           500,000,000